UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    Regulation FD Disclosure.

On August 18, 2016, Regions Financial Corporation (“Regions”) announced it had priced its tender offer (the “Tender Offer”) to purchase for cash any and all of its 2.00% Senior Notes due 2018 (the “Notes”). The Tender Offer was made pursuant to an offer to purchase dated August 11, 2016 and related letter of transmittal and notice of guaranteed delivery, which set forth the terms and conditions of the Tender Offer (collectively, the “Tender Offer Documents”). A copy of the press release announcing the pricing for the Tender Offer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

ITEM 8.01     Other Events.

On August 18, 2016, Regions announced that as of 5:00 p.m. New York City time on that date (the “Expiration Time”), $649,234,000 of the $750,000,000 aggregate principal amount of outstanding Notes were validly tendered and not validly withdrawn. A copy of the press release announcing this event is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.    Exhibit

99.1    Press Release announcing consideration for the tender offer, dated August 18, 2016.

99.2	Press Release announcing results of the tender offer, dated August 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:     /s/ Fournier J. Gale, III
Name:    Fournier J. Gale, III
Title:    Senior Executive Vice President,
General Counsel and Corporate
Secretary

Date: August 18, 2016